EXHIBIT 16

                           [Hall & Company Letterhead]

                                                               December 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   SZM Distributors, Inc.

      We have read the statements that we understand SZM Distributors, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                        Best regards,


                                        /s/ Hall & Company
                                        ----------------------------------------
                                        Hall & Company


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